                                                                 EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-86291, 333-43826 and 333-43824) of our report dated February 11, 2003 with respect to the consolidated financial statements of SpectraSite, Inc. and its subsidiaries which appear in the Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ ERNST & YOUNG, LLP
March 25, 2003
Raleigh, North Carolina